UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-146316	83-0458707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

(Address of principal executive offices, including Zip Code)

(734) 619-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2022, we entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$3,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 (the “First Convertible Debenture Purchase Price”) shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued on or about the date that the Securities and Exchange Commission declares the registration statement registering the shares of common stock underlying the notes effective (collectively, the First Convertible Debenture Purchase Price and the Second Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”). The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below. The Company is also required to reserve no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the outstanding Convertible Debentures. Pursuant to the Securities Purchase Agreement, the Company is prohibited from incurring specified indebtedness, liens, except with the prior written consent from the holders of at least 75% of the then outstanding principal amount of Convertible Debentures.

Each Convertible Debenture shall mature thirteen (13) months after the date of issuance, unless extended by the Yorkville, and accrues interest at the rate of 10% per annum. Principal, interest and any other payments due under the Convertible Debentures shall be paid in cash. The debenture holder may convert all or part of the Convertible Debentures into shares of common stock at any time after issuance at a conversion rate equal to 85% of the lowest daily volume weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal and interest amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of common stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain amended and restated security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in all personal property of the Prodigy Textiles, the Company’s subsidiary organized under the laws of Vietnam (“Prodigy”), (ii) the amended and restated intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated January 18, 2022 (all such security agreements shall be referred to as the “IP Security Agreement”), pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the amended and restated global guaranty by and between Prodigy, in favor of Yorkville, with respect to all of the Company’s obligations to Yorkville dated as of January 18, 2022 (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, Prodigy guarantees the payment and performance of all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent Registration Statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement. .

Upon signing the letter of intent for the Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Securities Purchase Agreement, Convertible Debentures, Warrant, Security Agreement, IP Security Agreement, Registration Rights Agreement, Guaranty Agreement and A&R Convertible Debenture is qualified by reference to the full text of the forms of Securities Purchase Agreement, Convertible Debenture and Warrant, which are filed as Exhibits hereto and incorporated herein by reference.

Maxim Group LLC shall receive a cash placement agent fee of $230,000.

This disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 8.01	Other Events.

The Company issued a press release on January 20, 2022 announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Amended and Restated Guaranty Agreement
10.3	Form of Amended and Restated Security Agreement
10.4	Form of Amended and Restated IP Security Agreement
10.5	Form of Registration Rights Agreement
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2022

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer, Chief Financial Officer and Director